EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to this Registration Statement (No. 333-131488) on Form S-1 of Genius Products, Inc. of our report dated April 13, 2006, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Genius Products, Inc. for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 7, 2007